May 1, 2002



Board of Directors
National Life Insurance Company
One National Life Drive
Montpelier, Vermont 05604


                     Re: NATIONAL VARIABLE LIFE INSURANCE ACCOUNT


Ladies and Gentlemen:

           We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No.9 to the Registration Statement on Form S-6 by National Variable Life Insurance Account for certain variable life insurance policies (File No. 33-91938). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                      Very truly yours,

                                      SUTHERLAND, ASBILL & BRENNAN  LLP



                                      By:     /s/ Stephen E. Roth
                                           ----------------------------------
                                              Stephen E. Roth







SER:R:VUL:SABCONS